                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           SEAGATE TECHNOLOGY, INC.
               (Name of Registrant as Specified in its Charter)


                           SEAGATE TECHNOLOGY, INC.
                   (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                           SEAGATE TECHNOLOGY, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held November 2, 1999

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SEAGATE TECHNOLOGY, INC. (the "Company"), a Delaware corporation, will be held on Tuesday, November 2, 1999 at 10:00 a.m., local time, at the IMAX Theatre, San Jose Tech Museum of Innovation, 210 South Market Street, San Jose, California 95113, for the following purposes:

  1. To elect directors to serve for the ensuing year or until their successors are elected.

  2. To approve the adoption of the 1999 Stock Option Plan and the reservation of 10,500,000 shares of Common Stock for issuance thereunder.

  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 2000.

  4. To consider and take action on a stockholder proposal regarding employment practices and policies in Northern Ireland.

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on September 10, 1999 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

  Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy. Instead of submitting your proxy vote with the paper Proxy Card, you may vote electronically via the Internet or by telephone. Please see "Information Concerning Solicitation and Voting--Voting by Telephone or the Internet" and the attached Proxy Card for further details. Please note that there are separate Internet or telephone voting arrangements depending on whether shares are registered in your name or in the name of a broker or bank. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

                                          Sincerely,
                                          Thomas F. Mulvaney
                                          Secretary

Scotts Valley, California
October 4, 1999



                            YOUR VOTE IS IMPORTANT.

       IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS
              POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           SEAGATE TECHNOLOGY, INC.

                               ----------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed Proxy is solicited on behalf of SEAGATE TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held Tuesday, November 2, 1999 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the IMAX Theatre, San Jose Museum of Innovation, 210 South Market Street, San Jose, California 95113. The Company's principal executive offices are located at 920 Disc Drive, Scotts Valley, California 95066, and its telephone number at that location is (831) 438-6550.

  These proxy solicitation materials, the Annual Report on Form 10-K for the fiscal year ended July 2, 1999, including financial statements and the Summary Annual Report, were first mailed on or about October 4, 1999 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

  Stockholders of record at the close of business on September 10, 1999 are entitled to notice of and to vote at the meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $.01 par value. At the record date, 210,806,303 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were issued or outstanding.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

  Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven (7) candidates. However, no stockholder shall be entitled to cumulate votes for any individual unless such individual's name has been placed in nomination prior to the voting and the stockholder has given notice, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

  The cost of soliciting votes will be borne by the Company. The Company has retained D.F. King & Co., Inc. to provide proxy solicitation services in connection with the meeting at an estimated cost of $7,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by telephone, facsimile or other means.

Security Ownership by Principal Stockholders and Management

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 10, 1999 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Other Matters--Executive Compensation--Summary Compensation Table" and (iv) all directors and executive officers as a group:

                                                            Common
                                                            Stock     Percent
Name                                                        Owned    Owned (1)
----                                                      ---------- ---------
Sanford C. Bernstein (2)................................. 19,244,554    9.1%
 767 5th Avenue
 New York, NY 10153
Barclays Global Investors, N.A. (2)...................... 13,223,474    6.3%
 45 Fremont Street
 San Francisco, CA 94105-2204
Stephen J. Luczo (3).....................................    870,679      *
Robert A. Kleist (4).....................................    260,573      *
Lawrence Perlman (5).....................................    212,590      *
Gary B. Filler (6).......................................    188,366      *
Kenneth E. Haughton (7)..................................    113,644      *
Thomas P. Stafford (8)...................................    105,158      *
Laurel L. Wilkening (9)..................................     64,257      *
William D. Watkins (10)..................................    400,312      *
Bernardo A. Carballo (11)................................    572,985      *
Donald L. Waite (12).....................................    415,002      *
Alan F. Shugart (6)......................................    190,000      *
Townsend H. Porter Jr. (13)..............................    162,321      *
All directors and executive officers as a group (15
 persons) (14)...........................................  4,155,442      *

--------
  *Less than 1%

 (1) Applicable percent of ownership is based on 210,806,303 shares of Common Stock outstanding as of September 10, 1999 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exerciseable or exerciseable within 60 days after September 10, 1999 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

 (2) Reflects ownership as reported on Schedule 13F showing ownership as of June 30, 1999 as filed with the Securities and Exchange Commission.

 (3) Includes 447,500 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

 (4) Includes 75,088 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

 (5) Includes 199,256 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

 (6) Represents shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

 (7) Includes 54,464 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

 (8) Includes 71,178 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

 (9) Includes 52,857 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

(10) Includes 192,688 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

(11) Includes 394,500 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

(12) Includes 185,000 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

(13) Includes 75,000 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

(14) Includes 2,494,003 shares of Common Stock which may be acquired within 60 days after September 10, 1999 through the exercise of stock options.

Stockholder Proposals to be Presented at Next Annual Meeting

  Proposals of stockholders which are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than May 28, 2000 in order that they may be included in the proxy statement and form of proxy relating to that meeting. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's Annual Meeting in 2000, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than August 8, 2000. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company's Annual Meeting in 2000.

Voting by Telephone or the Internet

  For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with Harris Bank may vote telephonically by calling Harris Bank at (888) 426-7035 or via the Internet at the following address on the World Wide Web:

                           www.harrisbank.com/wproxy

  For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Harris Bank for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote these shares telephonically by calling the telephone number referenced on your proxy card. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 12:00 a.m. midnight
(EST) on November 1, 1999. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

  The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The Company believes that the telephone and Internet voting procedures that have been made available through Harris Bank and ADP Investor Communications Services are consistent with the requirements of applicable law. Stockholders voting via the Internet through either Harris Bank or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

General

  A board of seven (7) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

Vote Required

  If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from all directors, are counted for the purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under Delaware law.

Nominees

  The names of the nominees, each of whom is currently a director of the Company, and certain information about them are set forth below:

                                                                                                   Director
Name of Nominee          Age Principal Occupation                                                   Since
---------------          --- --------------------                                                  --------
Stephen J. Luczo........  42 President, Chief Executive Officer and Director of the Company
                             and Chairman of the Board of Directors, Seagate Software Inc.           1998

Gary B. Filler..........  58 Co-Chairman of the Board of Directors of the Company and
                             Financial Consultant                                                    1985

Kenneth E. Haughton.....  71 Engineering Consultant                                                  1986

Robert A. Kleist........  71 President, Chief Executive Officer and a Director of Printronix, Inc.
                             (computer printer manufacturer)                                         1982

Lawrence Perlman........ 61  Co-Chairman of the Board of Directors of the Company and
                             Chairman of the Board of Directors and Chief Executive Officer of
                             Ceridian Corporation (technology-based services company)                1989

Thomas P. Stafford......  69 Vice Chairman of Stafford, Burke and Hecker, Inc. (a consulting firm)   1988

Laurel L. Wilkening.....  54 Independent Consultant                                                  1993

  Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

  Mr. Luczo joined the Company in October 1993 as Senior Vice President, Corporate Development. In March 1995, he was appointed Executive Vice President, Corporate Development and Chief Operating Officer of Seagate Software, Inc. ("Seagate Software"), a majority-owned subsidiary of the Company. In July 1997, he was appointed Chairman of the Board of Seagate Software. Mr. Luczo was promoted to President of the Company in September 1997. Mr. Luczo was Chief Operating Officer of the Company from September 1997 until August 1998. In July 1998, Mr. Luczo was promoted to Chief Executive Officer and appointed to the Board of Directors of the Company. Prior to joining the Company he was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993. He serves as a director of VERITAS Software Corporation and Gadzoox Networks, Inc.

  Mr. Filler was appointed Co-Chairman of the Board of Directors of the Company in July 1998. Mr. Filler has been a financial consultant since September 1996. He was Senior Vice President and Chief Financial Officer of Diamond Multimedia Systems, Inc., a multimedia and graphics company from January 1995 to September 1996. From June 1994 to January 1995, Mr. Filler was a business consultant and private investor. From February 1994 until June 1994 he served as Executive Vice President and Chief Financial Officer of ASK Group, Inc., a computer systems company. Mr. Filler also serves as a director of Sento Corporation and Seagate Software.

  Dr. Haughton is also a director of Solectron Corporation.

  Mr. Perlman was appointed Co-Chairman of the Board of Directors of the Company in July 1998. Mr. Perlman is also a director of Computer Network Technology Corporation, Valspar Corporation, AMDOCS Limited and Seagate Software, Inc., a subsidiary of the Company. He was a regent of the University of Minnesota from 1992 to 1995.

  General Stafford, a former astronaut, also serves as Director of Allied-Signal Corporation, CMI, Inc., Wackenhut Inc., Timet, Inc. and Tremont, Inc.

  Dr. Wilkening served as Chancellor of the University of California, Irvine from July 1993 to June 1998. From September 1988 to June 1993 she was Provost and Vice President of Academic Affairs at the University of Washington. From May 1991 to January 1993, Dr. Wilkening also served as Chair of the Space Policy Advisory Board of the National Space Council.

Board Meetings and Committees

  The full Board of Directors of the Company held a total of nine meetings during fiscal 1999. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee, an Executive Personnel and Organization Committee, an Executive Committee, a Stock Option Committee and a Technology Committee. The Board of Directors nominates candidates to stand for annual election to the Board and to fill vacancies as they may occur.

  The Audit Committee, which consists of directors Filler, Haughton and Kleist, met four times during fiscal 1999. Mr. Filler is the Chairman of this committee. The Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls. In fiscal 1999 the Board of Directors as a whole recommended engagement of the Company's independent auditors.

  The Executive Personnel and Organization Committee, which consists of directors Wilkening, Stafford and Perlman, met four times during fiscal 1999. Mr. Perlman is the Chairman of this committee. This Committee reviews the structure and performance of senior management, as well as the Company's plans for management succession, recommends to the Board of Directors candidates for nomination to the Board, administers the Company's stock option and stock purchase plans and reviews and approves the Company's compensation policies and distributions to officers under the Company's Performance-Based Executive Compensation Plan. The Executive Personnel and Organization Committee will also consider nominees to the Board of Directors recommended by stockholders. Stockholders making such recommendations should follow the procedures outlined above under "Information Concerning Solicitation and Voting--Stockholder Proposals to be Presented at Next Annual Meeting."

  The Executive Committee, which consists of directors Filler, Perlman and Luczo held six meetings during fiscal 1999. Mr. Luczo is the Chairman of this committee. During intervals between meetings of the Board of Directors, this committee may exercise all the powers of the Board of Directors to manage the business and affairs of the Company.

  The Stock Option Committee, which consists of directors Luczo and Perlman, reviews and approves stock option grants to non-officer employees and consultants of the Company. This committee held no meetings in fiscal 1999 but performed its activities through actions by written consent.

  The Technology Committee, which consists of directors Kleist, Wilkening and Haughton held three meetings during fiscal 1999. Dr. Haughton is the Chairman of this committee. This committee reviews corporate-wide technology matters including research, development and engineering.

Compensation Committee Interlocks and Insider Participation

  The Executive Personnel and Organization Committee currently consists of directors Wilkening, Stafford and Perlman. During fiscal 1999, there were no transactions requiring disclosure hereunder.

                                 PROPOSAL TWO
             TO APPROVE THE ADOPTION OF THE 1999 STOCK OPTION PLAN

  The Board of Directors has determined that it is in the best interests of the Company and its stockholders to adopt the 1999 Stock Option Plan (the "1999 Plan"). In August 1999, the Board of Directors adopted the 1999 Plan and reserved 10,500,000 shares of Common Stock for issuance under the 1999 Plan subject to stockholder approval. As of the date of these proxy materials, no options had been granted pursuant to the 1999 Plan.

  The 1999 Plan authorizes the Company's Board of Directors to grant stock options to eligible employees, outside directors and consultants of Seagate Technology and its subsidiaries. The 1999 Plan is structured to allow the Company's Board of Directors broad discretion in creating equity incentives in order to assist Seagate Technology and its subsidiaries in attracting, retaining and motivating the best available personnel for the successful conduct of Seagate Technology's business. The Company has a longstanding practice of linking key employee compensation to corporate performance, because the Company's Board of Directors believes that this increases employee motivation to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of employees of the Company and its subsidiaries. The Board of Directors believes this practice has enabled the Company to attract and retain the talent its business continues to require.

  The Company's Board of Directors also believes that the remaining shares available for grant under the Company's existing 1991 Stock Option Plan are insufficient to accomplish the purposes of that plan, which are similar to those described above. The Company anticipates that it will need to hire additional technical and management employees during the remainder of fiscal 2000 and fiscal 2001 and that it will be necessary to offer equity incentives to attract and motivate these individuals, particularly in the competitive job market in Silicon Valley. In addition, in order to retain the services of valuable employees as Seagate Technology matures, the Company anticipates that it will be necessary to grant additional options to current employees as older options become fully vested.

Vote Required.

  The affirmative vote of a majority of the Votes Cast will be required by law to approve the adoption of the 1999 Plan and the reservation of shares thereunder. For this purpose, "Votes Cast" are defined to be a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

  The Company's Board of Directors unanimously recommends a vote "FOR" the approval of the 1999 Stock Plan.

Summary of the 1999 Plan

  The essential features of the 1999 Plan are outlined below.

Purpose

  The purpose of the 1999 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, outside directors and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

Administration

  The 1999 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 1999 Plan.

Eligibility

  The number of shares reserved for issuance under the 1999 Plan will be increased by any shares issued under the 1999 Plan that are returned to the Company or cancelled and any shares that are tendered to the Company by an optionee as payment of the exercise price of an option or of any withholding, payroll or other taxes incurred in connection with the exercise of an option; provided, however, that the total number of shares with respect to which "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted shall not exceed 10,500,000.

  Options granted under the 1999 Plan may be either incentive stock options as defined in the Code, or nonstatutory stock options. Nonstatutory stock options may be granted under the 1999 Plan to employees, non-employee directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options may be granted, the time or times at which such options shall be granted, and the exercise price and number of shares subject to each such grant.

Limitations

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1999 Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 3,000,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted options to purchase up to an additional 3,000,000 shares of Common Stock.

Terms and Conditions of Options

  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

  (a) Exercise Price. Other than for options that may be granted in connection with a merger or other corporate transaction, the exercise price of options granted under the 1999 Plan may not be less than 100% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined by reference to the closing sale price for the Company's Common Stock (or the closing bid if no sales were reported) on the New York Stock Exchange on the last market trading day prior to the date the option is granted.

  (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1999 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

  (c) Term of Option. The Administrator determines the option term. However, the term of an incentive stock option may be no more than 10 years from the date of grant. No option may be exercised after the expiration of its term.

  (d) Termination of Service. If an optionee's service with the Company terminates for any reason other than death, disability, or retirement then the optionee generally may exercise the option within 90 days of such termination to the extent that the option is vested on the date of termination, but in no event later than the expiration of the term of such option as set forth in the option agreement. If an optionee's service terminates due to the optionee's death, the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance generally may exercise the option, to the extent the option was vested on the date of termination, within 24 months from the date of such termination. If an optionee's service terminates due to the optionee's disability, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within 12 months from the date of such termination. If an optionee's service terminates due to retirement, the optionee generally may exercise the option, to the extent the option was vested on the date of termination, within three years from the date of such termination.

  (e) Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 1999 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

  (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions which are not inconsistent with the 1999 Plan as may be determined by the Administrator.

  Adjustments upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1999 Plan, the number and class of shares of stock subject to any option outstanding under the 1999 Plan, and the exercise price of any such outstanding option.

  In the event of a liquidation or dissolution of the Company any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option, including shares as to which the option would not otherwise be exercisable.

  In connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option may be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period.

  Change of Control. In the event of a change of control of the Company, except as otherwise determined by the Board of Directors, any options outstanding on the date of such change of control that are not yet exercisable and vested on such date shall become fully vested and exercisable, and such options shall, except as otherwise determined by the Board of Directors, be terminated in exchange for a cash payment equal to the "change of control" price as defined in the 1999 Plan. A change of control is defined in the 1999 Plan as (i) the acquisition of at least 50% of the Company by a "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934);
(ii) certain changes in the composition of the Board of Directors of the Company, (iii) a merger or consolidation where the Company's stockholders do not own at least 50% of the surviving entity's voting power after the transaction, or (iv) the sale or disposition of substantially all of the Company's assets.

  Amendment and Termination of the 1999 Plan. The Board of Directors may amend, alter, suspend or terminate the 1999 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1999 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board of Directors or stockholders may alter or impair any option previously granted under the 1999 Plan without the written consent of the optionee. Unless terminated earlier, the 1999 Plan shall terminate ten years from the date the 1999 Plan was adopted by the Board of Directors.

Federal Income Tax Consequences

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to alternative minimum tax. Upon a disposition of the shares received upon exercise of the incentive stock option more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and to a maximum loss of $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercised by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and to a maximum loss of $3,000 against other income.

  The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the 1999 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

Participation in the 1999 Plan.

  The future grant of options under the 1999 Plan to executive officers, including the officers named in the Summary Compensation Table on page 14 of these proxy materials is subject to the discretion of the Administrator. As of the date of these proxy materials, there has been no determination by the Administrator with respect to future awards under the 1999 Plan. The table of option grants set forth on page 16 of these proxy materials under "Executive Compensation--Option Grants in Fiscal 1999" provides information with respect to the grant of options to the officers named in the Summary Compensation Table in the fiscal year ended July 2, 1999 under the Seagate Technology, Inc. 1991 Stock Option Plan (the "1991 Plan"). No options to those persons have been granted under the 1999 Plan as of the date of these proxy materials. Information regarding options granted to the Company's non-employee directors is set forth under the heading "Executive Compensation--Director Compensation." No options under the 1999 Plan have been granted to non-employee directors as of the date of these proxy materials. During fiscal 1999, all current executive officers of the Company as a group and all other individuals as a group received options to purchase 1,982,500 and 12,551,774 shares, respectively, under the 1991 Plan. As of the record date, approximately 3,500 employees of the Company were eligible to participate in the 1991 Plan and the 1999 Plan.

                                PROPOSAL THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to questions.

  The Company's Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors.

                                 PROPOSAL FOUR
              STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT PRACTICES
                       AND POLICIES IN NORTHERN IRELAND

General

  At the Annual Meeting, the stockholders of the Company are being asked to consider and take action on a proposal included in these materials at the request of several stockholders of the Company concerning the Company's employment practices and policies for its Northern Ireland operations. The Company received the following proposal from the New York City Employees Retirement System, the New York City Police Pension Fund, the New York City Teachers' Retirement System and the New York City Fire Department Pension Fund (collectively the "Funds"). The proposal is co-sponsored by Christian Brothers Investment Services, Inc. ("CBIS"), The Sisters of Mercy of the Americas Regional Community of Detroit (the "SMRD") and Immaculate Heart Missions, Inc. ("IHM"), (collectively with the Funds, the "Co-sponsors"). The Co-sponsors have indicated that they will cause a resolution to act on the proposal to be introduced from the floor at the Company's 1999 Annual Meeting of Stockholders. The addresses of the Funds, CBIS, SMRD and IHM and the number of shares owned by each Fund, CBIS, SMRD and IHM are available from the Secretary of the Company and the Securities and Exchange Commission upon receipt of any written or oral request.

  The Funds submitted the same proposal that was presented to the stockholders at the Company's 1998 Annual Meeting of Stockholders. The Company's stockholders did not approve the proposal presented at the last annual meeting. The number of votes in favor of, against, abstaining and broker nonvotes with respect to last year's proposal were 30,151,139, 112,824,047, 9,745,868 and 52,266,293, respectively.


 For the reasons set forth below, the Company's Board of Directors unanimously recommends
                  a vote "AGAINST" the Co-Sponsors' proposal.


Vote Required

  The affirmative vote of not less than a majority of the Votes Cast will be required to approve the adoption of this proposal. The "Votes Cast" are defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal.

Abstentions are counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for purposes of determining the number of Votes Cast with respect to this proposal.

The Funds' Proposal

  The text of the resolution and the supporting statement submitted by the Funds is as follows:

  "WHEREAS, Seagate Technology, Inc. operates a wholly-owned subsidiary in Northern Ireland, Seagate Technology;

  WHEREAS, the on-going peace process in Northern Ireland encourages us to search for means for establishing justice and equality;

  WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the communal strife in that country;

  WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

  1. Increasing the representation of individuals from under-represented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

  2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

  3. The banning of provocative religious or political emblems from the workplace.

  4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

  5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

  6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

  7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

  8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

  9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

  RESOLVED, the Shareholders request the Board of Directors to:

  1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles."

Supporting Statement by the Funds

  "We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

  Implementation of the MacBride Principles by Seagate Technology will demonstrate its concern for human rights and equality of opportunity in its international operations.

  Please vote your proxy FOR these concerns."

Recommendation of the Board of Directors of Seagate Technology, Inc.

  The Company's policy and practice worldwide is to provide equal opportunity employment in all locations without regard to race, color, religious belief, sex, age, national origin, citizenship status, marital status, sexual orientation or disability.

  Northern Ireland is no exception. Through its established equal employment opportunity program, the Company's operations in Northern Ireland comply substantially with the practices outlined in the nine items included in the Co-sponsors' proposal (the "MacBride Principles"). The Company is an equal opportunity employer in all job advertisements. Hiring procedures are based on the experience and qualifications needed to satisfy individual job requirements. Equal opportunity is observed for all employees in training, advancement, layoff and recall procedures. The display of potentially offensive or intimidating religious or political emblems at the Company's facilities is not permitted. The Company provides security for all employees at work.

  The Board of Directors believes that adoption of this proposal is not in the best interests of the Company's stockholders. The Company has already taken the steps necessary to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company adheres to both the letter and the spirit of the "Fair Employment (Northern Ireland) Act of 1989" as well as the "Code of Practice" promulgated by such act. The Company is also registered with the Fair Employment Commission of Northern Ireland.

  There are several differences between the Company's policies and practices and the MacBride Principles. For example, one of the MacBride Principles asks employers to consider explicitly and be responsible implicitly for physical security arrangements for employees while traveling to and from work. The Company is unable to provide such arrangements outside of its facilities and therefore has not implemented that principle. Another of the MacBride Principles would require the Company to consider an employee's religion as a criterion for layoffs in order to achieve an overall result that layoffs do not favor particular groups. In order to accommodate this principle, the Company would be required to disadvantage one group over another on the basis of religion, in violation of the Company's worldwide employment policies and practices.

  The Board of Directors reaffirms the Company's commitment to fair employment in Northern Ireland but opposes the proposal because it is unnecessary and, insofar as it calls for actions such as security arrangements outside of plant facilities, impractical and not possible to implement at any reasonable cost.

  Spaces are provided in the accompanying form of proxy for specifying "For," "Against" or "Abstention" as to this proposal, which is identified as Proposal 4.


 For the reasons set forth above, the Company's Board of Directors unanimously recommends
                  a vote "AGAINST" the Co-sponsors' proposal.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

  The following Summary Compensation Table sets forth certain information regarding the compensation of the current Chief Executive Officer and President of the Company, the former Chief Executive Officer of the Company and the four next most highly compensated executive officers of the Company (together with the current and former Chief Executive Officers, collectively the "Named Officers") whose compensation each exceeded $100,000 in the fiscal year ended July 2, 1999.

                          Summary Compensation Table

                                      Annual Compensation            Long Term Compensation Awards
                                 ---------------------------------  -----------------------------------
                                                                                        Securities
                                                                                    Underlying Options
                                                      Other Annual  Restricted        Granted (#)(1)
   Name and Principal     Fiscal  Salary   Bonus      Compensation    Stock        --------------------
        Position           Year    ($)      ($)           ($)       Awards ($)      Company  Subsidiary
   ------------------     ------ -------- --------    ------------  ----------      -------  ----------
Stephen J. Luczo........   1999  $834,434 $850,000(2)   $247,344(3)        --      1,100,000      --
 Chief Executive Officer
  and President            1998   618,272      --         19,804    $2,974,150(9)    450,000  150,000
 of the Company and
 Chairman of the           1997   500,011  547,000       439,294(4)        --        100,000   80,000
 Board, Seagate Software
  Inc.

Alan F. Shugart.........   1999  $750,000 $    --       $255,650(5)        --            --       --
 Former Chairman of the
  Board of                 1998   750,006      --         13,919           --        290,000   70,000
 Directors and Chief
  Executive Officer        1997   750,006  658,000       529,478(6)        --        200,000      --

William D. Watkins......   1999  $605,787 $575,000(2)   $ 61,505    $1,079,600(10)   480,000      --
 Executive Vice
  President and            1998   500,011      --         13,922           --        225,000      --
 Chief Operating Officer   1997   323,095  547,000       438,229(4)        --        100,000      --

Bernardo A. Carballo....   1999  $560,592 $295,000(2)   $259,665(7)        --        260,000      --
 Executive Vice
  President, Worldwide     1998   500,011      --         67,735           --        140,000      --
 Sales, Marketing,
  Product Line             1997   500,011  547,000       455,352(4)        --        100,000      --
 Management and Customer
  Service
 Operations

Donald L. Waite.........   1999  $500,011 $300,000(2)   $233,001(8)        --        260,000      --
 Executive Vice            1998
  President and                   500,011      --         12,121           --        120,000      --
 Chief Administrative
  Officer                  1997   500,011  547,000       452,650(3)        --        100,000      --

Townsend H. Porter, Jr..   1999  $415,390 $250,000(2)   $    --            --        260,000      --
 Executive Vice
  President, Product and   1998   396,138      --            --            --        195,000      --
 Technology Development
  and                      1997    19,750   21,000        19,757    $3,377,890(11)   100,000   20,000
 Chief Technical Officer

--------
 (1) The stock options listed in the table include options to purchase Common Stock of the Company and options to purchase Common Stock of Seagate Software. The options to purchase the Company's Common Stock were granted under the 1991 Plan and the options to purchase Seagate Software Common Stock were granted under the Seagate Software 1996 Stock Option Plan (the "Software Stock Plan").

 (2) These amounts represent payments under the Company's Performance-Based Executive Compensation Plan earned in fiscal 1999 and paid in fiscal 2000.

 (3) Includes deferred payments under the Performance-Based Executive Compensation Plan of $216,672.

 (4) Includes deferred payments under the Performance-Based Executive Compensation Plan of $366,000.

 (5) Represents deferred payments under the Performance-Based Executive Compensation Plan.

 (6) Includes deferred payments under the Performance-Based Executive Compensation Plan of $438,000.

 (7) Includes deferred payments under the Performance-Based Executive Compensation Plan of $245,650.

 (8) Includes deferred payments under the Performance-Based Executive Compensation Plan of $214,075.

 (9) Pursuant to the Company's Executive Stock Plan, in September 1997 the Company granted rights to purchase 85,000 shares of Common Stock at an exercise price of $0.01 per share to Mr. Luczo. Mr. Luczo exercised such rights in November 1997. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 2, 1999, Mr. Luczo held 238,000 unvested shares of restricted stock having a value of $6,381,375 based upon the fair market value of the

     Common Stock on July 2, 1999 of $26.8125 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event Mr. Luczo's employment with the Company is terminated. The shares will be released from the Company's repurchase option seven years after the date of grant. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards" for further information on vesting provisions. Mr. Luczo will receive the same dividends on all shares of restricted stock as all other stockholders; however, the Company does not anticipate paying any cash dividends in the foreseeable future.

(10) Pursuant to the Company's Executive Stock Plan, the Company granted rights to purchase 40,000 shares of Common Stock at an exercise price of $0.01 per share to Mr. Watkins in August 1998. Mr. Watkins exercised such rights in November 1998. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 2, 1999, Mr. Watkins held 183,724 unvested shares of restricted stock having a value of $4,926,100 based upon the fair market value of the Common Stock on July 2, 1999 of $26.8125 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event Mr. Watkins' employment with the Company is terminated. The shares will be released from the Company's repurchase option seven years after the date of grant. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards" for further information on vesting provisions.

(11) Pursuant to the Company's Executive Stock Plan, the Company granted rights to purchase 50,000 shares of Common Stock at an exercise price of $0.01 per share to Mr. Porter in June 1997. Mr. Porter exercised such rights in June 1997. The Company also granted Mr. Porter rights to purchase 36,000 shares of Common Stock at an exercise price of $0.01 per share in September 1997, and he exercised such rights in November 1997. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 2, 1999, Mr. Porter held 86,000 unvested shares of restricted stock having a value of $2,305,875 based upon the fair market value of the Common Stock on July 2, 1999 of $26.8125 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event Mr. Porter's employment with the Company is terminated. The shares will be released from the Company's repurchase option seven years after the date of grant. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards" for further information on vesting provisions.

                         Option Grants in Fiscal 1999

  The following table provides information concerning each grant of options to purchase the Company's Common Stock made during fiscal year 1999 to the Named
Officers:

                                        Individual Grants
                         ------------------------------------------------
                                                                           Potential Realizable
                                                                             Value at Assumed
                           Number of     % of Total                       Annual Rates of Stock
                           Securities     Options    Exercise             Price Appreciation for
                           Underlying    Granted to   or Base                Option Term (1)
                            Options     Employees in   Price   Expiration ----------------------
Name                     Granted (#)(2) Fiscal Year  ($/Sh)(5)    Date        5%         10%
----                     -------------- ------------ --------- ---------- ---------- -----------
Stephen J. Luczo........    250,000        1.8533%    $21.750   7/29/08   $3,419,615 $ 8,665,975
                            250,000        1.8533      32.000   7/29/08      857,115   6,103,475
                            600,000(3)     4.4481      20.375   8/28/08    7,688,237  19,483,502
William D. Watkins......     20,000        0.1482%    $21.750   7/29/08   $  273,569 $   693,278
                             40,000        0.2965      26.875   8/18/08      676,062   1,713,273
                            300,000(3)     2.2240      20.375   8/28/08    3,844,118   9,741,751
                            120,000(4)     0.8896      30.625   3/22/09    2,311,188   5,857,004
Bernardo A. Carballo....     20,000        0.1482%    $21.750   7/29/08   $  273,569 $   693,278
                            240,000(3)     1.7792      20.375   8/28/08    3,075,295   7,793,401
Donald L. Waite.........     20,000        0.1482%    $21.750   7/29/08   $  273,569 $   693,278
                            240,000(3)     1.7792      20.375   8/28/08    3,075,295   7,793,401
Townsend H. Porter......     20,000        0.1482%    $21.750   7/29/08   $  273,569 $   693,278
                            240,000(3)     1.7792      20.375   8/28/08    3,075,295   7,793,401

-------
(1) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) These stock options begin to vest one year after the date of grant, with 25% of the shares covered thereby vesting at that time and with an additional 25% of the option shares vesting at the end of each year thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Optionees are permitted, with certain limitations, to exercise stock options as to unvested shares, but Common Stock purchased thereby is subject to repurchase by the Company until such vesting conditions are met. Under the 1991 Plan and the 1998 Nonstatutory Stock Plan (the "1998 Plan"), the Board retains discretion to modify the terms, including the price, of outstanding options. All options reported in the above table were granted at fair market value on the date of grant except for Mr. Luczo's grant at $32.00 which was granted at approximately 150% of fair market value on the date of grant.

(3) These stock options begin to vest two years after the date of grant, with 25% of the shares covered thereby vesting at that time and with an additional 25% of the option shares vesting at the end of each year thereafter, with full vesting occurring on the fifth anniversary of the date of grant.

(4) Represents a performance-based option to purchase the Company's Common Stock. This option may not be exercised for at least one year from the date of grant and vests 40,000 shares at the end of 12 months, 40,000 shares at the end of 24 months, and 40,000 shares at the end of 36 months. Vesting of 50% of the shares subject to the option will occur sooner if the Company's stock price as reported on the New York Stock Exchange appreciates to at least $45 for 60 consecutive trading days relative to the time based vesting set forth in the prior sentence. Vesting will accelerate with respect to the remaining 50% of the shares subject to the option if the stock price of the Company's Common Stock appreciates to at least $55 for 60 consecutive trading days. The formula for determining whether the stock price has increased is the average closing prices for 60 consecutive trading days. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Awards" for further information on vesting provisions.

(5) Exercise price and tax withholding obligations may be paid in cash, through delivery of already-owned shares subject to certain conditions, by utilization of deferred compensation subject to certain limitations or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company or out of the sale proceeds.

                Aggregated Option Exercises in Last Fiscal Year
                       And Fiscal Year-End Option Values

  The following table sets forth certain information regarding the exercise of stock options of the Company and Seagate Software in fiscal 1999 by the Named Officers in the Summary Compensation Table and the value of options held by such individuals at the end of the fiscal year.

                                                       Number of Securities Underlying         Value of Unexercised In-
                                                                 Unexercised                  the-Money Options at Fiscal
                                                       Options at Fiscal Year-End (#)               Year-End ($)(2)
                                                       -----------------------------------    ---------------------------
                                             Value
                          Shares Acquired  Realized
                          on Exercise (#)   ($)(1)      Exercisable/        Exercisable/      Exercisable/  Exercisable/
                            Technology/   Technology/   Unexercisable       Unexercisable     Unexercisable Unexercisable
          Name               Software      Software      Technology           Software         Technology     Software
          ----            --------------- -----------  ----------------    ---------------    ------------- -------------
Stephen J. Luczo........      120,000/    $3,055,000/             230,000/            13,541/  $1,357,188/   $  608,812/
                              104,789     $4,851,979            1,567,500            131,670    6,059,063     5,861,709


Alan F. Shugart.........      495,000/     6,827,333/             137,500/                 0/           0/            0/
                              100,000      4,075,640              427,500                  0    1,261,875             0

William D. Watkins......       83,392/     1,697,414/             137,439/               833/     360,617/       40,842/
                               15,000        735,450              779,445              4,167    2,737,900       204,308

Bernardo A. Carballo....      100,000/     2,420,310/             349,500/               833/   5,198,844/       40,842/
                               15,000        735,450              470,000              4,167    1,995,938       204,308

Donald L. Waite.........      107,500/     2,971,560/             140,000/                 0/     263,125/            0/
                                    0              0              450,000                  0    1,947,188             0

Townsend H. Porter Jr. .       15,000/       225,938/              55,000/             1,083/      12,188/       50,434/
                                7,750        359,983              485,000             11,167    1,963,125       518,184

--------
(1) Market value of the Company's Common Stock or Seagate Software's Common Stock, as the case may be, on the exercise date minus the exercise price.

(2) Market value of the Company's Common Stock or Seagate Software's Common Stock, as the case may be, at fiscal year-end minus the exercise price. No public market exists for the Common Stock of Seagate Software. The fair market value of Seagate Software common stock on July 2, 1999 as determined by the Seagate Software Board of Directors, was $53.00 per share.

Employment Contracts, Change-Of-Control Arrangements and Separation Agreements

  In the fiscal year ended July 2, 1999, the Company entered into Management Retention Agreements (the "Retention Agreements") with each of Messrs. Luczo, Watkins, Carballo, Waite and Porter (each an "Employee" and collectively, the "Employees"). The Retention Agreements provide that the Company may terminate the employee's employment at any time with or without cause; provided, however, that if within 24 months following a Change of Control (as defined below) an Employee's employment is (i) involuntarily terminated by the Company other than for cause, (ii) constructively terminated or (iii) terminated due to the Employee's disability or death, such Employee is entitled to receive the following severance benefits:

  . a cash payment equal to 200% of the Employee's Annual Compensation, other than Messrs. Luczo and Watkins who are entitled to a payment of 300%, where Annual Compensation is defined as an amount equal to the sum of the Employee's (i) annual salary at the highest rate in effect during the immediately preceding 12 months and (ii) the highest annual bonus including quarterly bonus amounts and deferred amounts awarded during the past three fiscal years,

  .  acceleration of vesting of all the Employee's outstanding stock options,

  . acceleration of vesting of a pro rata percentage of the Employee's restricted stock, which is determined by dividing the number of months that have elapsed from the restricted stock grant date to the date of employment termination by the number of months between the grant date and the date when all restricted shares would otherwise have vested based on the employee's continued employment with the Company,

  . continued coverage in the Company's health, dental and life insurance coverage at the Company's expense for the employee, and the employee's dependents if the dependents were covered immediately prior to the employee's termination, until either three (3) years in the case of Messrs. Luczo and Watkins, and two (2) years in the case of Messrs. Carballo, Waite and Porter from the date of termination or the date that the employee and his dependents become covered under another employer's group health, dental or life insurance plans that provide comparable coverage and benefits and

  . a bonus equal to a pro rata share (based on the number of days elapsed during the fiscal year in which termination occurs) of the Employee's targeted bonus under the Company's executive bonus plan for the fiscal year in which termination occurs.

  At the Employee's option, he may also purchase the Company-owned automobile in such Employee's possession at the vehicle's wholesale Kelly Blue Book value.

  The Retention Agreements further provide that if on the effective date of a Change of Control a successor to the Company fails to assume any stock option or restricted stock held by the Employee, 100% of the unvested portion of any stock option issued by the Company or an affiliate to the Employee will automatically become fully vested. In addition the Employee's unvested restricted shares will vest pro rata as of the Change of Control.
With respect to the Retention Agreements, a "Change of Control" would occur if any of the following events were to occur:

    (i) Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 40% or more of the total voting power of the Company's then outstanding voting securities.

    (ii) There is a change in the composition of the Board of Directors of the Company occurring within a two year period as a result of which fewer than a majority of the directors are (1) directors as of the date of the Retention Agreements or (2) nominated or elected by an affirmative vote of at least a majority of the incumbent directors at the time of such election or nomination (excluding those directors whose election is in connection with an actual or threatened proxy contest).

    (iii) There is a merger, reorganization, consolidation or other corporate transaction involving the Company in which the stockholders of the Company immediately prior to the transaction do not hold at least 50% of the surviving entities immediately after such transaction.

    (iv) All or substantially all of the assets of the Company are sold, liquidated or otherwise distributed.

  The Retention Agreements require the Company to pay the excise tax, as well as the federal, state and excise tax on the Company's payment for the excise tax, on any benefit received under the Retention Agreements if that benefit qualifies as a "parachute payment" within the meaning of the Code.

  In consideration of the payments to be made by the Company under the Retention Agreements, each Employee has agreed not to (i) act as an employee, agent, consultant, advisor, officer or director of any corporation, partnership, person or other entity during his employment with the Company and continuing until 24 months after his employment with the Company terminates,
(ii) participate or engage in the development, production, sale, marketing or servicing of any business enterprise that is in competition with the Company's product lines or business activities and (iii) solicit, employ or interfere in any other manner with the employment relationships with the Company and its current or prospective employees.

  The Company's 1991 Plan provides that in the event of a change of control of the Company, the Board of Directors may, in its discretion, provide that (i) all options granted under the 1991 Plan that are outstanding as of the date of such change of control will become immediately vested and fully exercisable and (ii) to the extent exercisable and vested, the value of all outstanding options, unless otherwise determined by the Board prior to any change of control, will be cashed out at the change of control price reduced by the exercise price applicable to such options. The Company's 1999 Plan provides that in the event of a change of control of the Company, except as otherwise determined by the Board of Directors, any options outstanding on the date of such change of control that are not yet exercisable and vested on such date shall become fully vested and exercisable, and such options shall, except as otherwise determined by the Board of Directors, be terminated in exchange for a cash payment equal to the "change of control" price as defined in the 1999 Plan. A change of control is defined in the 1999 plan as (i) the acquisition of at least 50% of the Company by a "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934); (ii) certain changes in the composition of the Board of Directors of the Company, (iii) a merger or consolidation where the Company's stockholders do not own at least 50% of the surviving entity's voting power after the transaction, or (iv) the sale or disposition of substantially all of the Company's assets. The Company's Executive Stock Plan provides that in the event of a change of control of the Company, if constructive termination of an executive occurs within the two-year period following such change of control, then there shall be released from the Company's repurchase option that percentage of the executive's unreleased shares determined by dividing (i) the number of months that have elapsed from the date of grant to the date of such termination, by (ii) 84 months in the case of awards that vest at the end of 7 years or 60 months in the case of awards that vest at the end of 5 years.

Compensation of Non-Employee Directors

  Non-employee members of the Board of Directors receive an annual retainer of $30,000 and a fee of $3,000 per Board meeting attended (excluding telephonic Board meetings), and $2,000 per Committee meeting attended, if such meeting is on a day other than the day of a meeting of the Board of Directors. Each of the Co-Chairmen of the Board of Directors, Messrs. Filler and Perlman, receive an additional annual retainer of $75,000. Each of the non-employee Directors serving as the chairmen of the Audit Committee, the Executive Personnel and Organization Committee and the Technology Committee receives an additional annual retainer of $8,000. The Company also reimburses the directors for certain expenses incurred by them in their capacities as directors or in connection with attendance at Board meetings. Messrs. Filler and Perlman are members of the Board of Directors of Seagate Software. They do not receive any additional fees for their service on Seagate Software's Board of Directors.

  Non-employee Directors have the option to forfeit some or all of their $30,000 annual retainer for the right to receive at market stock options to purchase the Company's Common Stock. These stock options are calculated as follows: (amount of retainer forfeited X 4)/fair market value as of the effective date of the grant. Messrs. Haughton, Kleist and Perlman elected to participate and each converted $30,000 into stock options to purchase 3,966 shares of Common Stock of the Company at $30.25 per share. Dr. Wilkening elected to participate and converted $7,500 into stock options to purchase 991 shares of Common Stock of the Company at $30.25 per share.

  The Company's Directors' Option Plan (the "Directors' Plan") provides for the grant of non-statutory options to purchase shares of the Company's Common Stock to non-employee Directors. Under the Directors' Plan the timing of option grants, amount of the grants, exercise price and restrictions on exercise of the options are established in the plan. The exercise price of options granted under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Directors' Plan become exercisable as to 1/48th of the shares subject to the option at the end of each full month following the date of grant that the optionee remains a director of the Company. Options granted under the Directors' Plan expire ten years from the date of grant and may be exercised while the optionee is serving as a member of the Company's Board of Directors, within twelve months after termination by death, within three months after termination for cause or within five years after termination for any other reason, but cannot be exercised after the ten year term expires. Pursuant to the Directors' Plan, each new non-employee Director is granted an option to purchase 50,000 shares of Common Stock upon the date on which such person first becomes a director
(the "Initial Option").

  Prior to November 1998, each Outside Director automatically received an option to purchase 4,000 Shares of Common Stock (the "Quarterly Option") on each February 1, May 1, August 1 and November 1 following the grant of the Initial Option; provided, however, that no Quarterly Option was granted to an Outside Director who received an Initial Option in the preceding six months.

  Effective November 1998, the terms of the plan were amended such that each Outside Director automatically receives an option to purchase 5,000 Shares of Common Stock on each February 1, May 1, August 1 and November 1 following the grant of the Initial Option; provided, however, that no Quarterly Option was granted to an Outside Director who received an Initial Option in the preceding six months. On August 3, 1998, the non-employee Directors each were granted an option to purchase 4,000 shares of the Company's Common Stock at an exercise price of $22.625 per share. On November 2, 1998, each of the non-employee Directors was granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $26.25 per share. On February 1, 1999, each of the non-employee Directors was granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $40.6875 per share. On May 3, 1999, each of the non-employee Directors was granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $27.875 per share.

  The Co-Chairmen of the Board of Directors, Messrs. Filler and Perlman, each received an option to purchase 75,000 shares of the Company's Common Stock per year as part of their compensation for services. On July 29, 1998, upon appointment as co-chairman, Messrs. Filler and Perlman each received options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $21.75 per share. On April 28, 1999, each co-chairman received options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $28.9375 per share.

Seagate Technology Exchange Offer

  On June 9, 1999, the Company completed an exchange offer for 1.699 shares of its Common Stock for one share of Seagate Software Common Stock. All holders of Seagate Software Common Stock as of March 31, 1999 were entitled to participate in the exchange offer. Based on information provided by the exchange agent, approximately 3.3 million shares of Seagate Software Common Stock were tendered of which approximately 3.1 million were exchanged into approximately 5.3 million shares of the Company's Common Stock.

  The following Directors and Named Officers of the Company exchanged the number of shares of Common Stock of Seagate Software set forth opposite his or her name:

     Director or                            Seagate Software Seagate Technology
       Officer                              Shares Exchanged   Shares Issued
     -----------                            ---------------- ------------------
   Gary B. Filler..........................      20,937            35,571
   Lawrence Perlman........................      20,937            35,571
   Kenneth E. Haughton.....................      15,000            25,485
   Robert A. Kleist........................      15,000            25,485
   Laurel L. Wilkening.....................      15,000            25,485
   Thomas P. Stafford......................      15,000            25,485
   Stephen J. Luczo........................     104,789           178,036
   William D. Watkins......................      15,000            25,485
   Bernardo A. Carballo....................      15,000            25,485
   Donald L. Waite.........................      12,000            20,388
   Townsend H. Porter, Jr..................       7,750            13,167

Report of the Executive Personnel and Organization Committee of the Board of Directors

  The Executive Personnel and Organization Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The following is the report of the Committee describing compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 2, 1999.

  The Company's executive compensation policies are designed (i) to provide competitive levels of overall compensation in order to attract and retain the most qualified executives in the industry, (ii) to motivate executive officers to achieve the Company's business objectives and (iii) to reward executive officers for their achievements on behalf of the Company. To support these goals, the Committee and the Board of Directors have established an executive compensation program primarily consisting of four integrated components--Base Salary, Performance-Based Awards, Stock Options and Restricted Stock Awards.

  Base Salary. The base salary component of each executive's total compensation is designed to be competitive and fall within approximately the 50th percentile for similar companies in terms of industry group, technology, complexity and company size. Company size reflects both revenues and market capitalization.

  The Committee, on behalf of the Board, works with management to maintain an executive salary structure based on extensive competitive analyses including two published national pay surveys and proxy statement pay comparisons for selected companies. Several of the companies appearing in either the survey companies or the proxy comparison companies, are also companies that are included in the Hambrecht & Quist Computer Hardware Index used in the Performance Graph for this proxy statement. The Committee has engaged Frederic W. Cook & Co. to conduct the competitive analyses and act as an independent consultant to the Committee on executive compensation matters.

  The Committee uses its discretion in determining individual salary amounts for executive officers and does not apply any specific formula. Generally, executive officer salaries, including the Chief Executive Officer ("CEO"), are reviewed on a periodic basis every 18-24 months. Three of the six Named Officers received promotional salary increases during fiscal 1999. Those persons included Mr. Luczo who was promoted to CEO, Mr. Watkins who was promoted to Chief Operating Officer ("COO") and Mr. Porter who was promoted to Chief Technology Officer ("CTO"). In addition, Mr. Carballo received a regular salary increase.

  Performance-Based Awards. All executive officers, including the CEO, participate in the Company's Performance-Based Executive Compensation Plan (the "Compensation Plan"). Awards under the Compensation Plan are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company and the individual contribution of each executive officer. Awards under the Compensation Plan, including those to the CEO, are contingent upon attainment of specific financial performance goals by the Company, with an earnings per share ("EPS") threshold and profitability targets established by the Committee at the time of the approval of the budget for the fiscal year. The Committee's objective is to create an aggregate incentive fund upon achievement in excess of the specified goals that, when combined with Company salaries, is adequate to provide executive officers with above-median total annual compensation. In the alternative, the Committee's objective is to also set goals such that underachievement of financial goals results in an aggregate fund that provides below-median total annual compensation. The Committee allocates portions of the earned incentive fund among individual executive officers considering each individual's relative contributions to the Company's performance.

  For fiscal 1999, the Compensation Plan was designed to focus on overall annual profits above an EPS threshold. Earned awards were determined and distributed at year-end, unlike prior fiscal years when awards were determined and distributed on a quarterly basis. In fiscal 1999 Company financial performance was not adequate to fund aggregate median competitive awards. As a result, after making adjustments for individual contributions, total annual compensation for all of the Named Officers, including the CEO, was below median competitive levels.

  Stock Options and Restricted Stock Awards. The Committee believes that the grant of stock options and restricted stock awards to executive officers creates a direct link between compensation and long-term increases in stockholder value. The Committee believes that stock option grants provide incentives that focus the executive officers' attention on managing the Company from the perspective of an owner with an equity stake in the business. Options and restricted stock awards are subject to vesting provisions to encourage executive officers to remain employed with the Company. The Committee establishes option grant guidelines to be used to determine the size of each executive officer's refresher option grants. The guidelines take into account option grant values for similar positions at comparison companies. Also considered are the individual contributions, past option grant history, unvested shares and other relevant factors such as the Committee's judgement with respect to the individual's impact on shareholder value. It has been the Company's practice for several years to make normal option grants on a quarterly schedule.

  Options of Seagate Technology Inc.: During the first quarter of fiscal 1999, Mr. Luczo received an option to purchase 500,000 shares upon his promotion to CEO of the Company. One half of these shares were options with an exercise price equal to 100% of market value on the date of grant. The other half of the shares were an option with an exercise price of $32.00 per share which was equal to approximately 150% of market value on the date of grant, and thus would not become valuable until there was at least 50% growth in the Company's stock price. The 500,000 share grant to Mr. Luczo was made with Treasury shares of the Company's Common Stock. The grant was not made under the 1991 Stock Option Plan because the annual individual grant limit would have been exceeded, therefore precluding the Committee from making the one-time grant which it believed to be important for future incentive and retention purposes.

  Other executive officers received normal quarterly grants for the first quarter of fiscal 1999 from the 1991 Stock Option Plan, including the Named Officers who were each granted options to purchase 20,000 shares at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. These options vest in four 25% annual installments beginning one year from the grant date.

  Prior to making option grants for the second quarter of fiscal 1999, the Committee determined it was necessary to provide executive officers with a more significant link to stockholder-value creation during the critical transition of CEO responsibilities, and to have strong retention during this period. Consequently, the Committee granted options in the second quarter of fiscal 1999 to executive officers representing normal grants for the next 12 quarters. In other words, executive officers, including Mr. Luczo, received front-loaded normal grants for three years and are not expected to receive additional normal grants until the second quarter of fiscal 2002.

  The front-loaded grants included 600,000 shares for Mr. Luczo, 300,000 shares for Mr. Watkins and 240,000 shares each for Messrs. Carballo, Porter and Waite. These stock options begin to vest two years after the date of grant, with 25% of the shares covered thereby vesting at that time and with an additional 25% of the option shares vesting at the end of each year thereafter, with full vesting occurring on the fifth anniversary of the date of grant. Mr. Luczo's grant was made from Treasury shares, and other executive officers received their grants from the 1991 Plan.

  In addition to the previously described option grants, Mr. Watkins received promotional option grants of 120,000 shares from the 1991 Stock Option Plan. Of these, 40,000 shares were granted in the first quarter of fiscal 1999 and vest the same as normal quarterly options. The remaining 80,000 shares were granted in the third quarter of fiscal 1999 and vest in three 33.3% annual installments beginning one year from the grant date; or sooner if the performance events occur. Vesting of Mr. Watkins' option will be accelerated with respect to 50% of the shares subject to such option if the average price of the Company's Common Stock exceeds approximately 155% of the grant price for 60 consecutive trading days. The remaining 50% of the shares will vest early if the average price of the Company's Common Stock exceeds approximately 190% of the grant price for 60 consecutive trading days.

  Restricted Stock Awards: The Company does not provide any pension or other retirement benefits for executive officers. During fiscal 1996, the Committee considered whether or not such benefits might be appropriate, primarily as a vehicle for long-term employment retention of experienced individuals. Several alternative arrangements were considered including the use of corporate-owned life insurance. After thoroughly analyzing the alternatives, the Committee determined that it could best combine the retention objectives for providing retirement benefits with the advantages of stock-based incentives and executive stock ownership by granting restricted stock with extended future vesting, in lieu of some type of guaranteed pension.

  As a result, special one-time restricted stock grants were made to each executive officer. The special restricted stock grants were made under the 1991 Executive Stock Plan. Restricted stock awards were subject to vesting in full (i.e., "cliff vesting") at the end of ten years with the exception of the awards to Mr. Waite which would vest in full at the end of five years. Pro-rata vesting was provided for certain circumstances including death, disability, termination of employment by the Company other than for cause and constructive termination following a change of control. In addition, if an executive officer voluntarily resigns on or after attaining age 65 the Board can grant pro-rata vesting. The Committee established the size of the restricted stock awards by taking into account the value of representative, equivalent retirement benefit values under alternative arrangements based on reasonable stock-price growth-rate assumptions.

  During fiscal 1999, the Committee approved three major changes that impacted the restricted stock awards. The Committee determined that it would not, as a matter of course, make future restricted stock awards, except for special circumstances on an individual basis. With the consent of the affected executives, the committee amended outstanding restricted stock awards to shorten the vesting from 10 years to seven years; provided, however, that after five years of vesting, if the average closing stock price of the Company's Common Stock exceeded $50 for 60 consecutive trading days, then vesting would be accelerated. The Committee also sought and obtained the consent of the executive officers holding restricted stock awards to eliminate pro-rata vesting upon termination of employment by the Company.

  Mr. Watkins received an additional promotional restricted stock award of 40,000 shares during fiscal 1999 to adjust his total shares commensurate with his increased responsibilities as COO. There were no other additional restricted stock awards made to any of the other Named Officers, including Mr. Luczo, during fiscal 1999.

  Impact of Section 162(m) of the Internal Revenue Code. The Committee has considered the potential impact of Section 162(m) of the Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding: $1 million in any taxable year for any of the Named Officers, including the CEO, unless compensation is performance-based. In general, it is the Company's policy to qualify its executives' compensation for deductibility under applicable tax laws. As a result, the Committee submitted the Performance-Based Executive Compensation Plan to the stockholders for ratification and obtained approval at the 1994 Annual Meeting of Stockholders in order to qualify for deductibility the compensation realized in connection with payments under this plan. In addition, at the 1993 Annual Meeting of Stockholders, the stockholders approved certain amendments to the 1991 Stock Option Plan to preserve the Company's ability to deduct the compensation expense relating to stock options granted under such Plan. All options granted to executive officers during fiscal 1999 were granted under the 1991 Stock Option Plan except the options granted to Mr. Luczo, as previously described.

  In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

Members of the Executive Personnel and Organization Committee:

                                          Lawrence Perlman - Chairman
                                          Thomas P. Stafford
                                          Laurel L. Wilkening

Performance Graph

  Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index (the "S&P 500") and of the Hambrecht & Quist Computer Hardware Index for the period commencing July 2, 1994 and ending on July 2, 1999.

                       [PERFORMANCE GRAPH APPEARS HERE]

                              6/94       6/95       6/96       6/97       6/98       6/99
-----------------------------------------------------------------------------------------
  Seagate                     $100       $200       $228       $357       $242       $259
-----------------------------------------------------------------------------------------
  H & Q Computer Hardware     $100       $176       $207       $317       $406       $763
-----------------------------------------------------------------------------------------
  S & P 500                   $100       $126       $159       $214       $231       $342

--------
(1) The graph assumes that $100 was invested on July 2, 1994 in the Company's Common Stock and in the S&P 500, and the Hambrecht & Quist Computer Hardware Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
(2) The Company operates on a 52/53 week fiscal year which ends on the Friday closest to June 30. Accordingly the last trading day of the Company's fiscal year may vary. For consistent presentation and comparison to the S&P 500 and the Hambrecht & Quist Computer Hardware Index shown herein, the Company has calculated its stock performance graph assuming a June 30 year-end.

  The information contained above under the captions entitled "Report of the Executive Personnel and Organization Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Certain Transactions with Management

  In August 1998, the Company entered into a Separation Agreement and Release (the "Separation Agreement") with Alan F. Shugart in connection with the termination of Mr. Shugart's employment as Chief Executive Officer and Chairman of the Board of Directors of the Company and his resignation as a member of the Company's Board of Directors. Pursuant to the Separation Agreement, Mr. Shugart will receive monthly payments at an annual rate of $750,000 until July 19, 2001. In addition, the Company's right to repurchase 145,000 shares of unvested restricted Common Stock of the Company held by Mr. Shugart lapsed and such shares became fully vested. In addition, until July 19, 2001, the Company will continue to provide Mr. Shugart medical and group insurance benefits comparable to those provided to its senior executives. Mr. Shugart has agreed, subject to certain limitations, to render up to 30 hours of consulting services per fiscal quarter to the Company until July 19, 2001 (the "Consultancy Period").

  Vested options held by Mr. Shugart to purchase 440,000 shares of the Company's Common Stock at exercise prices ranging from $9.375 to $47.75 will remain exercisable during the Consultancy Period and for the ninety-day period thereafter and unvested options to purchase 620,000 shares of the Company's Common Stock at exercise prices ranging from $11.8125 to $47.75 will continue to vest during the Consultancy Period. Mr. Shugart exercised vested options to purchase 270,000 shares of the Company's Common Stock on or prior to October 17, 1998, and no remaining shares subject to vested options that were not exercised as of that date were canceled. Previously earned deferred bonus amounts of $1,142.275 will remain available to Mr. Shugart to reduce the exercise price of options to purchase the Company's Common Stock to the extent such options vest and are exercised. To date, Mr. Shugart has utilized $642,025 of such deferred compensation to exercise options for the Company's Common Stock. In addition, unvested options held by Mr. Shugart to purchase 88,000 shares of Seagate Software Common Stock at exercise prices ranging from $4.00 to $12.75 became immediately vested on the effective date of the Separation Agreement and will remain exercisable during the Consultancy Period and for the ninety-day period thereafter. On June 9, 1999, Mr. Shugart elected to purchase these shares and exchange the 88,000 shares for shares of Common Stock of the Company.

  Mr. Shugart has also agreed that, until July 19, 2001, he will not (i) compete with the Company, (ii) solicit employees to leave the Company or otherwise interfere with the employment relationships existing between the Company and its employees, (iii) induce any customer, supplier, distributor or other business relation of the Company to cease doing business with the Company or interfere with the business relationship between the Company and any such customer, suppler, distributor or other business relation, or (iv) until January 19, 2002, disparage, defame or slander the Company or any of its officers, directors or products. During the period ending January 2002, the Company has agreed that its directors and current officers will refrain from disparagement, defamation or slander of Mr. Shugart. Finally, the Company and Mr. Shugart have released each other from, and agreed not to sue each other for, any claim, duty, obligation or cause of action relating to any matters of any kind that either of them may possess against the other arising from any omissions, acts or facts that occurred prior to the effective date of the Separation Agreement.

  In September 1998, the Company entered into a Separation Agreement and Release (the "Hegarty Separation Agreement") with Brendan C. Hegarty in connection with the termination of Mr. Hegarty's employment as the Company's Executive Vice President, Recording Heads Group. Mr. Hegarty agreed, subject to certain limitations, to render consulting services to the Company until February 29, 2000 (the "Hegarty Consultancy Period"). Pursuant to the Hegarty Separation Agreement, Mr. Hegarty will receive monthly payments at an annual rate of $500,004 until February 29, 2000. Mr. Hegarty received title to his Company car and continued use of a Company provided residence until May 31, 1999. In addition, until February 29, 2000, the Company will continue to provide Mr. Hegarty medical and group insurance benefits comparable to those provided to its senior executives.

  Pursuant to the terms of the Hegarty Separation Agreement, the Company's right to repurchase 43,350 shares of unvested restricted Common Stock of the Company held by Mr. Hegarty lapsed and such shares became fully vested. However, the Company repurchased 109,650 shares of unvested restricted Common Stock of the Company held by Mr. Hegarty at the original purchase price of the shares, $548.25. Vested options held by Mr. Hegarty to purchase 168,126 shares of the Company's Common Stock at exercise prices ranging from $6.375 to $47.75 will remain exercisable during the Hegarty Consultancy Period and for the ninety-day period thereafter and unvested options to purchase 440,500 shares of the Company's Common Stock at exercise prices ranging from $11.8125 to $47.75 will continue to vest during the Hegarty Consultancy Period. Mr. Hegarty agreed to exercise and did exercise vested options to purchase 70,626 shares of the Company's Common Stock on or prior to December 29, 1998, at which time any vested options with exercise prices on $17.00 per share or less held by Mr. Hegarty were cancelled. With respect to an option to purchase 95,000 shares of the Company's Common Stock at $24.375 (the "Performance Grant"), Mr. Hegarty also is entitled to exercise that option with respect to 30% of the shares subject to the Performance Grant if the market price of the Company's Common Stock is $36.00 and an additional 30% if the market price of the Company's Common Stock is $42.00, or higher for 60 consecutive trading days during the Hegarty Consultancy Period. Mr. Hegarty is not entitled to exercise the remaining 40% of the shares subject to the Performance Grant. In addition, unvested restricted Seagate Software Common Stock held by Mr. Hegarty immediately vested in full on the effective date of the Hegarty Separation Agreement.

  Mr. Hegarty also agreed that until September 30, 2000 he will not (i) enter into a competing business or hold any ownership interest in, manage, accept employment with or provide consulting services to any direct competitor of the Company and/or its affiliated companies or (ii) solicit employees to leave the Company or otherwise interfere with the employment relationships existing between the Company and its employees. Mr. Hegarty also agreed that he would not disparage, defame or slander the Company or any of its officers, directors or products. Mr. Hegarty is obligated to give the Chief Executive Officer of the Company written notice upon acceptance of any other employment during the Hegarty Consultancy Period. Mr. Hegarty agreed to refrain from disparagement, defamation or slander of the Company, its current or former directors, officers, agents or employees or its business, operation or products. Finally, the Company and Mr. Hegarty released each other from, and agreed not to sue each other for, any claim, duty, obligation or cause of action relating to any matters of any kind that either of them may possess against the other arising from any omissions, acts or facts that occurred prior to the effective date of the Hegarty Separation Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the period from July 4, 1998 to July 2, 1999, its executive officers and directors complied with all filing requirements.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: October 4, 1999

                                                                         Annex A

                            SEAGATE TECHNOLOGY, INC.


                             1999 STOCK OPTION PLAN


     1.  Purposes of the Plan.  The purposes of this 1999 Stock Option Plan are:
         --------------------

         . to atract and retain the best available personnel for positions of substantial responsibility,

         . to provide additional incentive to Employees, Directors and Consultants, and

         .   to promote the success of the Company's business.

         Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2.  Definitions.  As used herein, the following definitions shall apply:
         -----------

         (a)  "Administrator" means the Board or any of its Committees as shall
               -------------
be administering the Plan, in accordance with Section 4 of the Plan.

         (b)  "Applicable Laws" means the requirements relating to the
               ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

         (c)  "Board" means the Board of Directors of the Company.
               -----

         (d)  "Code" means the Internal Revenue Code of 1986, as amended.
               ----

         (e)  "Committee" means a committee of Directors appointed by the Board
               ---------
in accordance with Section 4 of the Plan.

         (f) "Common Stock" means the common stock of the Company.
              ------------

         (g) "Company" means Seagate Technology, Inc., a Delaware corporation.
              -------

          (h) "Consultant" means any person, including anadvisor, engaged by the
               ----------
Company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.
               --------

          (j) "Disability" means total and permanent disability as defined in
               ----------
Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors,
               --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.

          (m)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an
               ----------------------
incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Nonstatutory Stock Option" means an Option not intended to
               -------------------------
qualify as an Incentive Stock Option.

          (p) "Notice of Grant" means a written or electronic notice evidencing
               ---------------
certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of the Company within
               -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promuigated thereunder.

          (r)  "Option" means a stock option granted pursuant to the Plan.
                ------

          (s)  "Option Agreement" means an agreement between the Company and an
                ----------------
Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t)  "Optioned Stock" means the Common Stock subject to an Option.
                --------------

          (u)  "Optionee" means the holder of an outstanding Option granted
                --------
under the Plan.

          (v)  "Parent" means a "parent corporation," whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          (w)  "Plan" means this Seagate Technology, Inc. 1999 Stock Option
                ----
Plan.

          (x)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
                ----------
successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (y)  "Retirement" means the Optionee has reached the age of 55 years
                ----------
and has five (5) years of continuous service with the Company or one of its subsidiaries and the Optionee elects to terminate his/her relationship as a Service Provider with the Company.

          (z)  "Section 16(b)" means Section 16(b) of the Exchange Act.
                -------------

          (aa) "Service Provider" means an Employee, Director or Consultant.
                ----------------

          (bb) "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 12 of the Plan.

          (cc) "Subsidiary" means a "subsidiary corporation", whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Code.

     3.  Stock Subject to the Plan.  Subject to adjustment as provided in
         -------------------------
Section 12 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to the Plan shall be 10,500,000, plus (i) any Shares issued under the Plan that are forfeited back to the Company or cancelled, and (ii) any Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Service Provider as full or partial payment of the exercise price of any Option granted pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Option granted under the Plan; provided, however, that the total number of Shares with respect to which Incentive Stock Options may be granted shall not exceed 10,500,000. The Shares may be authorized and unissued shares or issued shares which have been reacquired by the Company.

     4.  Administration of the Plan.
         --------------------------

         (a)  Procedure.
              ---------

              (i)   Multiple Administrative Bodies. The Plan may be administered
                    ------------------------------
by different Committees with respect to different groups of Service Providers.

              (ii)  Section 162(m).  To the extent that the Administrator
                    --------------
determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

              (iii) Rule 16b-3.  To the extent desirable to qualify transactions
                    ----------
hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

              (iv) Other Administration.  Other than as provided above, the Plan
                   --------------------
shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

         (b)  Powers of the Administrator.  Subject to the provisions of the
              ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i)    to determine the Fair Market Value;

              (ii) to select the Service Providers to whom Options may be granted hereunder;

              (iii) to determine the number of shares of Common Stock to be covered by each grant hereunder;

              (iv)   to approve forms of agreement for use under the Plan;

              (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vi) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

              (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

              (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              (ix) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

              (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to (or less than) the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

              (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

              (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

         (c)  Effect of Administrator's Decision.  The Administrator's
              ----------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5.  Eligibility.  Nonstatutory Stock Options may be granted to Service
         -----------
Providers.  Incentive Stock Options may be granted only to Employees.

     6.  Limitations.
         -----------

         (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

         (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

         (c)  The following limitations shall apply to grants of Options:

              (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 3,000,000 Shares.

              (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 3,000,000 Shares that shall not count against the limit set forth in subsection (i) above.

              (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

     7.  Term of Plan.  Subject to Section 18 of the Plan, the Plan shall become
         ------------
effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8.  Term of Option.  The term of each Option shall be stated in the Option
         --------------
Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9.  Option Exercise Price and Consideration.
         ---------------------------------------

         (a)  Exercise Price.  The per share exercise price for the Shares to be
              --------------
issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant, as determined by the Administrator. Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

         (b)  Waiting Period and Exercise Dates. At the time an Option is
              ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

         (c)  Form of Consideration.  The Administrator shall determine the
              ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (i)    cash;

              (ii)   check;

              (iii)  promissory note;

              (iv) other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

              (vii)  any combination of the foregoing methods of payment; or

              (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10.  Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder.  Any Option
               -----------------------------------------------
granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Relationship as a Service Provider.  If an
               -------------------------------------------------
Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (c)  Disability of Optionee.  If an Optionee ceases to be a Service
              ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d)  Death of Optionee.  If an Optionee dies while a Service Provider,
              -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twenty-four (24) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (e)  Retirement of Optionee:  In the event of an Optionee's Retirement,
              ----------------------
the Optionee may exercise his or her Option at any time within three (3) years from the date of such Retirement, but only to the extent that the Optionee was entitled to exercise it at the date of such Retirement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).

     11.  Transferability of Options.
          --------------------------

          (a) Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

          (b) An Optionee may file a written designation of a beneficiary who is to receive any options that remain unexercised in the event of the Optionee's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (c) Such designation of beneficiary may be changed by the Optionee at any time by written notice, subject to the above spousal consent conditions. In the event of the death of the Optionee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Optionee's, the Company shall deliver such options to the executor or administrator of the estate of the Optionee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such options to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     12.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
          ------------------------------------------------------------------
Asset Sale.
----------

          (a)  Changes in Capitalization.  Subject to any required action by the
               -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b)  Dissolution or Liquidation. In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.

         (c)  Merger or Asset Sale.  Subject to the provisions of paragraph (d)
              --------------------
hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option , for each Share of Optioned Stock subject to the Option , to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

         (d)  Change in Control.  In the event of a "Change in Control" of the
              -----------------
Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

              (i) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, any Options outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

              (ii) Except as otherwise determined by the Board, in its discretion, prior to the occurrence of a Change in Control, all outstanding Options, to the extent they are exercisable and vested (including Options that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option by bequest or inheritance.

         (e)  Definition of "Change in Control."  For purposes of this Section
              ----------------------------------
12, a "Change in Control" means the happening of any of the following:

              (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

              (ii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, of the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

              (iii) A change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors who either (A) are directors of the Company as of the date the Plan is approved by the shareholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

         (f)  Change in Control Price.  For purposes of this Section 12, "Change
              -----------------------
in Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

     13.  Date of Grant.  The date of grant of an Option shall be, for all
          -------------
purposes, the date on which the Administrator makes the determination granting such Option , or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14.  Amendment and Termination of the Plan.
          -------------------------------------

          (a)  Amendment and Termination.  The Board may at any time amend,
               -------------------------
alter, suspend or terminate the Plan.

          (b)  Shareholder Approval.  The Company shall obtain shareholder
               --------------------
approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)  Effect of Amendment or Termination.  No amendment, alteration,
               ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15.  Conditions Upon Issuance of Shares.
          ----------------------------------

          (a)  Legal Compliance.  Shares shall not be issued pursuant to the
               ----------------
exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)  Investment Representations.  As a condition to the exercise of an
               --------------------------
Option , the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16.  Inability to Obtain Authority.  The inability of the Company to obtain
          -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18.  Shareholder Approval.  The Plan shall be subject to approval by the
          --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

          This Proxy is solicited on behalf of the Board of Directors

                           SEAGATE TECHNOLOGY, INC.

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                               November 2, 1999

     The undersigned stockholder of SEAGATE TECHNOLOGY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 4, 1999, and hereby appoints Stephen J. Luczo, Gary B. Filler and Robert A. Kleist, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of SEAGATE TECHNOLOGY, INC. to be held on November 2, 1999, at 10:00 a.m., local time, at the IMAX Theatre, San Jose Tech Museum of Innovation, 210 South Market Street, San Jose, California 95113 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF THE 1999 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AGAINST THE ADOPTION AND IMPLEMENTATION OF THE STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT PRACTICES AND POLICIES IN NORTHERN IRELAND AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                (Continued and to be signed on the other side.)
-------------------------------------------------------------------------------

                          SEAGATE TECHNOLOGIES, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.        ELECTION OF DIRECTORS:
          If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
          Nominees: 01- Gary B. Filler; 02- Kenneth E. Haughton;
          03- Robert A. Kleist; 04- Stephen J. Luczo; 05- Lawrence Perlman;
          06- Thomas P. Stafford; 07- Laurel L. Wilkening.

                                                For All
          [ ]  FOR       [ ]  Withheld      [ ] Except

2. TO APPROVE THE ADOPTION OF THE 1999 STOCK OPTION PLAN AND THE RESERVATION OF 10,500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

          [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2000.


          [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN


4. TO CONSIDER AND ACT UPON A STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT PRACTICES AND POLICIES IN NORTHERN IRELAND.

          [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     (This Proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                            Dated: _________________, 1999

                                            _______________________________
                                            Signature

                                            _______________________________
                                            Signature

--------------------------------------------------------------------------------
     CONTROL NUMBER

            NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

SEAGATE TECHNOLOGY, INC. encourages you to take advantage of the new and convenient ways to vote your shares. This year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and ballot and then follow these easy steps;

                     -----------------------------------------------------------
TO VOTE BY PHONE     Call toll free 1-888-426-7035 any time on a touchtone
                     telephone. There is NO CHARGE to you for the call.

                     Enter the 6-digit Control Number located above.

                     Option #1: To vote as the Board of Directors recommends on
                                ALL proposals; Press 1

                                When asked, please confirm your vote pressing 1

                     Option #2: If you choose to vote on each proposal
                                separately, press 0 and follow the simple
                                recorded instructions.
                    ----------------------------------------------------------

                    ----------------------------------------------------------
TO VOTE BY INTERNET  Go to the website www.harrisbank.com/wproxy

                     Enter the 6-digit Control Number located above.

                     Follow the simple instructions on the screen.
                    ------------------------------------------------------------

   If you vote by telephone or the Internet DO NOT mail back the proxy card.
                             THANK YOU FOR VOTING!